EXHIBIT 23.4

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                         CONSENT OF INDEPENDENT AUDITORS

Board of Directors
Cornerstone Realty Income Trust, Inc.
Richmond, Virginia

   We consent to the use of the following reports prepared by us for inclusion in a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission by Cornerstone Realty Income Trust, Inc., and to the references to our firm under the heading "Experts" in the Prospectus thereto included in such Registration Statement:

   (1) Our reports dated May 24, 1993 with respect to the statements of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the properties LaVista Villa Apartments and The Hollows Apartments for the year ended December 31, 1992 and the twelve month period ended April 30, 1993, respectively, (2) our report dated September 10, 1993 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Mayflower Seaside Tower Apartments for the twelve month period ended June 30, 1993, (3) our report dated December 6, 1993 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property River Ridge Apartments for the twelve month period ended September 30, 1993, (4) our report dated January 7, 1994 with respect to the statements of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property County Green Apartments for the eleven month period ended November 30, 1993 and twelve month periods ended December 31, 1992 and 1991, (5) our report dated February 4, 1994 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Fountain Head Manor Apartments for the year ended December 31, 1993,
(6) our report dated April 28, 1994 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Birdneck Lakes Apartments for the twelve month period ended March 31, 1994, (7) our report dated August 3, 1994 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property The Palms
Apartments for the twelve month period ended March 31, 1994, (8) our report dated December 6, 1994 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property The Trestles Apartments for the twelve month period ended September 30, 1994 (9) our report dated April 11, 1995 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Sterling Pointe Apartments for the twelve month period ended February 28, 1995 (10) our report dated June 9, 1995 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Breckinridge Apartments for the twelve month period ended April 30, 1995, (11) our report dated May 23, 1995 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Edgewood Apartments for the twelve month period ended April 30, 1995, (12) our report dated July 13, 1995 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Broad Meadows Apartments for the twelve month period ended April 30, 1995, (13) our report dated August 21, 1995 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Lemon Tree Apartments for the twelve month period ended June 30, 1995, (14) our report dated September 20, 1995 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Mill Creek Apartments for the twelve month period ended July 31, 1995, (15) our report dated October 18, 1995 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Glen Eagles Apartments for the twelve month period ended July 31, 1995, (16) our report dated November 13, 1995 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Summer Hill Apartments for the twelve month period ended

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The Board of Directors
Cornerstone Realty Income Trust, Inc.
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September 30, 1995,  (17) our report dated  November 8, 1995 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Tradewinds Apartments for the twelve month period ended September 30, 1995, (18) our report
dated  November  28,  1995 with   respect  to the statement of income and direct
operating expenses exclusive of items not comparable to the proposed future operations of the property the Lake Apartments for the twelve month period ended September 30, 1995, (19) our report dated March 9, 1996 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property The Meadows Apartments for the year ended December 31, 1995, (20) our report dated April 24, 1996 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Scarlett Oaks Apartments for the twelve month period ended January 31, 1996 and (21) our report dated June 4, 1996 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Colonial Ridge Apartments for the twelve month period ended December 31, 1995.

Richmond, Virginia                                      L.P. Martin & Co., P.C.
July 8, 1996